Exhibit 99.1

VERB CLOSES ACQUISITION OF AI VIDEO COMMERCE PLATFORM LYVECOM IN A DEAL VALUED AT UP TO $8.5 MILLION

Deal Allows VERB’s MARKET.live To Democratize Social Commerce, Offering Brands and Merchants An AI Powered Omnichannel Livestream Shopping Experience With Full Control Over Audience, Content, And Conversions

LAS VEGAS, Nevada and LOS ALAMITOS, California, April 17, 2025 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), Transforming the Landscape of Social Commerce, Social Telehealth and Social Crowdfunding with MARKET.live; VANITYPrescribed; GoodGirlRx; and the GO FUND YOURSELF TV Show, today announces that the Company, Lyvecom, Inc. (“Lyvecom”) and the shareholders of Lyvecom entered into a definitive Stock Purchase Agreement dated April 11, 2025 (the “Purchase Agreement”) to acquire all of the outstanding capital stock of Lyvecom (the “Acquisition”). The Acquisition closed on April 11, 2025. The purchase price paid for the shares of capital stock of Lyvecom was $3,000,000 in cash, the repayment of $1,125,000 to certain investors in Lyvecom’s Simple Agreement for Future Equity (S.A.F.E.) instruments, the payment of $100,000 to a Lyvecom related party to satisfy an existing loan to Lyvecom, and the issuance of 184,812 restricted shares of the Company’s common stock (the “Restricted Shares”) having a value of $1,000,000 on the closing date based on a 30-day volume weighted average price of approximately $5.41 per share. The Restricted Shares are subject to a lock-up agreement and a leak-out agreement. The Purchase Agreement also provides for an earn-out payment to the Lyvecom Shareholders of up to an additional $3,000,000 in cash over a 24-month earn-out period based on Lyvecom’s achievement of various performance metrics.

The Acquisition was undertaken by VERB management in order to better position its MARKET.live platform for the accelerating revenue growth it is now experiencing and for the anticipated massive industry-wide global growth of the sector in which the Company operates. According to a recent March 2025 industry report,1 “The Global Online Video Platforms market is expected to be worth around USD 117.35 Billion by 2034, up from USD 12.4 Billion in 2024. It is expected to grow at a CAGR of 25.20% from 2025 to 2034.”

A True Omnichannel Approach to Social Commerce

The integration of LyveCom’s technology into Verb’s MARKET.live is expected to allow brands and merchants to deliver a true omnichannel livestream shopping experience across their own websites, apps, and social platforms while leveraging MARKET.live’s new AI-powered video content automation and personalized shopping experiences.

Today’s brands are beholden to big social media and their ever-changing algorithms, relying heavily on their platforms and closed marketplaces to maintain access to a borrowed audience. With this acquisition and technology integration, MARKET.live will be able to offer brands full control over their audience, content, and conversions while funneling zero-party customer data back to the brand. With one-click, simulcasting brands and merchants will be able to instantly scale the broadcast of live shopping events across their own ecommerce sites and apps, marketplaces, and social platforms, maximizing audience reach and engagement while maintaining unified checkout and unified inventory management and control.

1 MARKET.US - Published date: March 25 - Report ID: 143000 https://market.us/report/global-online-video-platforms-market.

“The future of commerce is livestreaming and shoppable video content, yet 40% of consumers hesitate to make purchases through social media due to worries about how their personal information is handled,” said Maxwell Drut, Co-Founder and CEO of LyveCom and incoming Chief Technology Officer at MARKET.live. “Likewise, there is a reluctance by many brands to give up control over their customer data when outsourcing their entire social commerce implementation to a third-party social media platform. With this integration we’re giving power back to the brands with a true omnichannel approach that connects all their channels while retaining full control over their audience, content, and conversions and allowing their customers to engage directly with the brand while shopping wherever and however they are most comfortable.”

Advantages for Both Brands and Consumers

In addition to social commerce capabilities across multiple social platforms, MARKET.live will now also offer brands the ability to recreate the social commerce and livestreaming experience of shoppable content directly on the brand’s own websites and mobile apps which fosters more direct two-way communication and true brand affinity between the brand and the consumer. Consumers shopping directly on a brand’s website and mobile apps are protected by the brand’s privacy policy disclosure sharing exactly how it collects, uses, processes, discloses, and retains personal data when accessing brand’s owned websites, apps, and services. This new MARKET.live integration allows brands to have better control of the messaging and end-to-end user experience and purchase journey, integrating all the features that consumers are so accustomed to on social media.

MARKET.live customers will also have access to LyveCom’s merchant playbooks on how to manage the ever-changing social algorithms to maximize livestreams and shoppable content experiences including how to better convert customers from a borrowed to an owned audience. New and expanded strategic partnerships with Tapcart, Shopify Shop App, Klaviyo, Recharge, and agency networks will expand MARKET.live’s footprint into mobile commerce and high-growth DTC brands. Brands will also benefit from an intelligent analytics hub that will provide in-depth insights into shopper behavior, enabling merchants to refine strategies and boost conversions.

Leveraging AI for Future Growth

The next-generation of social commerce capabilities are rooted in AI-powered video commerce, providing brands and merchants with the ability to future-proof their businesses by redefining how consumers discover, engage, and shop in a content-driven world. With this acquisition, VERB’s MARKET.live is expected to be able to offer a truly integrated, multi-platform solution including:

●	AI-Driven Video Commerce: Advanced AI capabilities will power real-time user-generated-content creation, automated video content repurposing, and AI-powered virtual live shopping hosts that are virtually indistinguishable from human hosts, capable of real-time audience engagement.

●	AI-Generated Video UGC: A proprietary AI model trained on tens of thousands of video commerce interactions that will automate content creation for brands.

●	AI-Powered Predictive Analytics and Automated Shoppable Content: Intelligent tools designed to optimize merchandising strategies and increase conversion rates.

“Here’s why this deal matters and here’s why we believe it will generate meaningful shareholder value,” states Rory J. Cutaia, CEO of VERB – “Everyone chasing ecommerce today is trying to figure out how to drive an audience to their ecommerce sites – which as they all discover is very, very difficult. The technology we’ve integrated into our MARKET.live platform from this acquisition, and even more exciting tech integrations from this acquisition to come, allows the brands that engage and adopt our platform to stop trying to drive an audience to a single destination and instead meet their customers and potential customers wherever they already are, on whatever platform they are, enabling brands to provide an unmatched video shopping experience that enables them to better control their narrative and own their audience. And at the end of the day, “owning the audience” is what spells ecommerce success.”

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), is the innovative force behind interactive video-based social commerce. The Company operates three business units, each of which leverages its social commerce technology and video marketing expertise. The Company’s MARKET.live platform is a multi-vendor, livestream social shopping destination at the forefront of the convergence of e-commerce and entertainment, where brands, retailers, creators, and influencers engage their customers, clients, fans, and followers across multiple social media channels simultaneously. GO FUND YOURSELF is a revolutionary interactive social crowd funding platform and TV show for public and private companies seeking broad-based exposure across social media channels for their crowd-funded Regulation CF and Regulation A offerings. The platform combines a ground-breaking interactive TV show with MARKET.live’s back-end capabilities allowing viewers to tap, scan or click on their screen to facilitate an investment, in real time, as they watch companies presenting before the show’s panel of “Titans”. Presenting companies that sell consumer products are able to offer their products directly to viewers during the show in real time through shoppable onscreen icons. VANITYPrescribed.com and GoodGirlRx.com are telehealth portals, intended to redefine telehealth by offering a seamless, digital-first experience that empowers individuals to take control of their healthcare needs. They were designed and developed to disrupt the traditional healthcare model by providing tailored healthcare solutions at affordable, fixed prices – without hidden fees, membership costs, or inflated pharmaceutical markups. GoodGirlRx.com, a partnership with Savannah Chrisley, a well-known lifestyle personality and advocate for health and wellness, offers customers access to convenient, no-hassle telehealth services and pharmaceuticals, including the new weight-loss drugs, with fixed pricing regardless of dosage, breaking away from the industry’s traditional model of excessive pricing and pharmaceutical gatekeeping.

The Company is headquartered in Las Vegas, NV and operates full-service production and creator studios in Los Alamitos, California.

For more information, please visit: www.verb.tech

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Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these forward-looking statements can be identified by words such as “anticipate,” “designed,” “expect,” “may,” “will,” “should” and other comparable terms. Forward-looking statements include statements regarding Verb’s intentions, beliefs, projections, outlook, analyses or current expectations regarding: the integration of LyveCom’s technology into Verb’s MARKET.live allowing brands and merchants to deliver a truly omnichannel livestream shopping experience across their websites, apps, and social platforms while leveraging AI-powered video content automation and personalized shopping experiences; the acquisition and technology integration of MARKET.live + LyveCom enabling the offering of brands full control over their audience, content, and conversions while funneling zero-party customer data back to the brand; brands and merchants simulcasting and being able to instantly scale the broadcast of live shopping events across their own eCommerce sites and apps, marketplaces, and social platforms, maximizing audience reach and engagement while maintaining checkout and unified inventory management and control; the integration enabling giving power back to the brands with a true omnichannel approach that connects all their channels and allows consumers to engage directly with the brand while shopping wherever and however they are most comfortable; the integration allowing brands to have better control of the messaging and end-to-end user experience and purchase journey, integrating all the features that consumers are so accustomed to on social media; MARKET.live customers having access to LyveCom’s merchant playbooks on how to run and maximize livestreams and shoppable content experiences including how to convert customers from a borrowed to an owned audience; agency networks expanding MARKET.live’s footprint into mobile commerce and high-growth DTC brands; brands benefitting from an intelligent analytics hub that will provide in-depth insights into shopper behavior, enabling merchants to refine strategies and boost conversions; MARKET.live’s acquisition of LyveCom offering a truly integrated, multi-platform solution. You are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions, including, but not limited to: Verb’s ability to derive the anticipated benefits from the acquisition; the ability to successfully integrate LyveCom’s technology into Verb’s MARKET and the other risk factors and other cautionary statements included in Verb’s Annual Report on Form 10-K for the year ended December 31,2024, and its subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Verb undertakes no obligation to update or revise forward-looking statements to reflect new information, future events, changed conditions or otherwise after the date of this press release.